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                                                                  Exhibit 10 (i)

                      NONQUALIFIED STOCK OPTION AGREEMENT

                                      FOR

                              NONEMPLOYEE DIRECTORS

            , Optionee

    Cleveland-Cliffs Inc (the "Company") pursuant to its 1992 Incentive Equity Plan (the "Plan") has this day granted to you, the above-mentioned optionee, a nonqualified option to purchase 500 shares of the Company's common stock, par
value $1 per share ("Common Shares") at the price of $       per share, and
agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions hereinafter set forth.

    1. (A) This option (until terminated as hereafter provided) shall become exercisable upon the expiration of a period of 6 months from the date of this Agreement during which the Optionee shall have continuously served as a Director of the Company. To the extent exercisable, this option shall be exercisable in whole at any time or in part from time to time.

        (B) If the Optionee should die or become permanently and totally disabled while a Director of the Company, the option covered by this Agreement shall become immediately exercisable in full.

    2. The option price shall be payable (a) in cash or by check acceptable to the Company, (b) by actual or constructive transfer to the Company of nonforfeitable, unrestricted Common Shares already owned by the Optionee for more than six (6) months prior to the date of exercise and having a value at the time of exercise equal to the option price, or (c) by combination of such methods of payment.

    3.  This option shall terminate on the earliest of the following dates:

        (A) Three months after the date on which the Optionee ceases to be a Director of the Company (during which period the option shall be exercisable only to the extent exercisable on the date of termination in accordance with the provisions of paragraph 1(A) hereof), unless he or she ceases to be a Director of the Company by reason of death or permanent disability (in which case this option shall be immediately exercisable in full pursuant to paragraph 1(B));

        (B) One year after the death of permanent disability of the Optionee if the Optionee dies or becomes permanently disabled while a Director of the Company (in which case this option shall be immediately exercisable in full pursuant to paragraph 1(B)); and

        (C) Ten years from the date on which this option was granted.

    4. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the lifetime of the Optionee, only by him or her or by his or her guardian or legal representative.

    5. This option shall not be exercisable if such exercise would involve a violation of any applicable Federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with such securities laws. If the Ohio Securities Act shall be applicable to this option, it shall not be exercisable unless under said Act at the time of exercise the Common Shares or other securities purchasable hereunder are exempt, are the subject matter of an exempt transaction, are registered by description or by qualification, or at such time are the subject matter of a transaction which has been registered by description.

    6. The Committee of the Board described in Section 16(a) of the Plan (the "Committee") shall make such adjustments in the number or kind of Common Shares or other securities covered by this option as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the Optionee that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company or
(ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete

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liquidation of the Company or other distribution of assets, issuance of rights or warrants to purchase securities of the Company, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing.

        7. Upon any change in control of the Company, the option granted to the Optionee in this agreement shall become immediately exercisable in full. For purposes of this grant, the term "change in control" shall mean the occurrence of any in the following events:

                (A) The Company shall merge into itself, or be merged or consolidated with, another corporation and as a result of such merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company as the same shall have existed immediately prior to such merger or consolidation;

                (B) The Company shall sell or transfer to one or more persons, corporations or entities, in a single transaction or a series of related transactions, more than one-half of the assets accounted for on the Statement of Consolidated Financial Position of the Company as "properties" or "investments in associated companies" (or such replacements for these accounts as may be adopted from time to time) unless by an affirmative vote of two-thirds of the members of the Board of Directors of the Company, the transaction or transactions are exempted from the operation of this provision based on a good faith finding that the transaction or transactions are not within the intended scope of this definition for purposes of this instrument;

                (C) A person, within the meaning of Section 3(a)(9) or of
        Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934, shall become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934) of 30% or more of the outstanding voting securities of the Company (whether directly or indirectly); or

                (D) During any period of three consecutive years, including, without limitation, the year 1991, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the shareholders of the Company, of each Director first elected during any such period was approved by a vote of at least one-third of the Directors of the Company who are Directors of the Company on the date of the beginning of any such period.

        8. This grant of an option to purchase Common Shares is made pursuant to the Plan, a copy of which is attached hereto. This award is subject to all of the terms and provisions of the Plan, which are incorporated herein by reference.


        Dated this        day of        199 .


                                                CLEVELAND-CLIFFS INC


                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title:


Accepted and agreed to:

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Date:
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